U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 18, 2008

ZORO MINING CORP.

(Exact Name of Small Business Issuer as Specified in its Charter)

NEVADA

(State or other Jurisdiction as Specified in Charter)

333-127388	N/A
(Commission file number)	(I.R.S. Employer Identification No.)

3430 East Sunrise Drive, Suite 120
Tucson, Arizona 85718

(Address of Principal Executive Offices)

520.299.0390

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective on August 18, 2008, the Board of Directors of Zoro Mining Corp., a corporation organized under the laws of the State of Nevada (the “Company”) authorized the execution of an option agreement (the “Option Agreement”) with Michael H. Kobler (“Kobler”), whereby Kobler has the option to acquire an undivided 50% interest in the Company’s Escondida project located in Chile (the “Escondida Property”). In accordance with the terms and provisions of the Option Agreement: (i)  Kobler has an exclusive three-month period commencing August 18, 2008 (the “Initial Term”) to perform due diligence relative to the Escondida Property; (ii) at any time prior to the end of the Initial Term, Kobler can elect to give notice to the Company to commence to earn the undivided 50% interest in the Escondida Property (the “Election Notice”); (iii) Kobler shall engage in a series of proposed financings on behalf of the Company; (iv) based upon certain closing dates of proposed financings, Kobler shall be responsible for payment of certain costs of exploration and drilling programs at the Escondida Property; and (v) the Company shall remain as operator of the Escondida Property.

It is proposed that at the time Kobler earns the undivided 50% interest in the Escondida Property, the Company and Kobler shall enter into a joint venture agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	Press Release dated September 23, 2008

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Zoro Mining Corp.

Date: September 23, 2008	By:	/s/ Andrew Brodkey
Andrew Brodkey
President/Chief Executive Officer